EXHIBIT 99.10


INDEPENDENT AUDITORS' CONSENT

Board of Directors and Contract Holders
Northern Life Separate Account One

We consent to the incorporation by reference in this Post-Effective Amendment No. 9 to Registration Statement on Form N-4 (File No. 33-90474) of the Northern Life Separate Account One filed under the Securities Act of 1933 and Amendment No. 10 to the Registration Statement under the Investment Company Act of 1940, respectively, of our report dated February 19, 1999 on the audit of the financial statements of Northern Life Separate Account One as of December 31, 1998 and for each of the two years in the period then ended, and our report dated February 5, 1999 on the audit of the consolidated statutory-basis financial statements of Northern Life Insurance Company as of and for the years ended December 31, 1998 and 1997 incorporated by reference in the Statement of Additional Information of such Registration Statement, and to the references to us under the heading "Financial Statements and Experts" appearing in the Prospectus and under the headings "Independent Auditors" and "Financial Statements" appearing in the Statement of Additional Information, all of which are part of such Registration Statement.


/s/ Deloitte & Touche LLP


Minneapolis, Minnesota
November 4, 1999